UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    March 23, 2023
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Class B Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 23, 2023, Albany International Corp. (“the Company”) announced that it had accepted the resignation of Stephen Nolan, its Chief Financial Officer and Treasurer effective April 7, 2023. Mr. Nolan, who will continue in his position until that date, has been the Company’s CFO and Treasurer since April 2019. Mr. Nolan’s departure is not related to any issues or disagreements regarding the Company’s financial statement disclosures or accounting policies or practices.
The Company also announced that Robert Starr, former Chief Financial Officer of Fairbanks Morse Defense, has been named the Company’s Chief Financial Officer and Treasurer to succeed Mr. Nolan, effective April 10, 2023.

A copy of the Company’s press release, dated March 23, 2023, which sets forth other information required to be disclosed by this Item and is incorporated by reference herein, is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:
99.1    CFO Transition announcement dated March 23, 2023.

99.2    Summary of Mr. Starr's compensation terms.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ A. William Higgins

Name:	A. William Higgins
Title:	President and Chief Executive Officer
(Principal Executive Officer)
Date: March 23, 2023

EXHIBIT INDEX

Exhibit No.	Description
99.1	CFO Transition announcement dated March 23, 2023.
99.2	Summary of Mr. Starr's compensation terms.
104	Inline XBRL cover page.